UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2008 (January 30, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)

On January 30, 2008, Crimson Exploration Inc. (the “Company”) received notice that Skardon F. Baker resigned from his position as a director of the Company. Mr. Baker’s resignation was not the result of any disagreement with the Company. Mr. Baker had served as a director of the Company since February 28, 2005, and as a member of the Audit Committee of the Board of Directors (the “Board”) of the Company. As discussed below, the holders (the “Series G Holders”) of the Company’s Series G Convertible Preferred Stock (the “Series G Preferred Stock”) have appointed Adam Pierce to replace Mr. Baker as a director.

(d)

On January 30, 2008, the Company received notice that the Series G Holders appointed Adam Pierce to fill the Board vacancy resulting from Mr. Baker’s resignation, and the Board appointed Mr. Pierce to fill the Audit Committee vacancy. Although the Board has not made a formal determination on the matter, under current NASDAQ listing standards (which the Company is not currently subject to), Mr. Pierce may be considered an independent director. Mr. Pierce was appointed as a director pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: February 1, 2008	/s/ E. Joseph Grady
Senior Vice President and
Chief Financial Officer